Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-144796) and Form S-8 (Nos. 33-21483, 33-65255, 333-03983, 333-82751, 333-37262, 333-88510 and 333-116250) of Terex Corporation of our report dated February 27, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, listed in the index which appears on page F-1 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut
February 27, 2008